Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to rule 462(b) under the Securities Act of 1933, as amended, of our report dated January 26, 2026, relating to the financial statements of ClearThink 1 Acquisition Corp. as of October 16, 2025 and for the period from September 11, 2025 (inception) through October 16, 2025, appearing in the Registration Statement on Form S-1, File No. 333-292967.

/s/ WithumSmith+Brown, PC

New York, New York

February 23, 2026